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                                                                    EXHIBIT 99.3

                                                               Execution Version

                          PROPERTY MANAGEMENT AGREEMENT

          THIS AGREEMENT (this "Agreement") dated as of October 23, 2006, by and between FIDELITY NATIONAL TITLE GROUP, INC., a Delaware corporation that, after the consummation of the Transactions (as hereinafter defined), will be known as "Fidelity National Financial, Inc." (together with its subsidiaries, affiliates, successors and assigns, collectively "FNF"), and FIDELITY NATIONAL INFORMATION SERVICES, INC., a Georgia corporation (together with its subsidiaries, affiliates, successors and assigns, collectively "FIS" or the "Manager"). FNF and FIS are herein referred to individual as a "Party" and, collectively, the "Parties".

     WHEREAS, FNF is a party to a synthetic lease financing arrangement for the office building known as "Building V" located at 601 Riverside Avenue, Jacksonville, Florida (the "Property"), as set forth on various documents dated on our about June 29, 2004, including the Master Lease Agreement, dated as of June 29, 2004, and the Master Agreement dated as of June 29, 2004, as amended by the First Omnibus Amendment dated as of November 5, 2004, the First Amendment to Master Agreement dated as of September 24, 2004, the Second Omnibus Amendment dated as of February 15, 2005, the Third Omnibus Amendment dated as of December 2, 2005, the Waiver Amendment to Operative Documents dated as of April 2005, and the Fourth Omnibus Amendment dated as of March 16, 2006 (as amended, the "Master Lease Agreement"), all among FNF, as lessee, SunTrust Equity Funding, LLC, as lessor, certain financial institutions parties thereto, as lenders, and SunTrust Bank, as agent (collectively, the "Lessors"); and

     WHEREAS, a portion of the Property is leased to Fidelity Information Services, Inc., an Arkansas corporation that is a wholly-owned subsidiary of FIS ("Tenant"), pursuant to a Sublease Agreement, of even date herewith between FNF, as lessor, and Tenant, as lessee (said Sublease, as so amended, being hereinafter referred to as the "Sublease"); and

     WHEREAS, FNF wishes to retain the services of the Manager as manager of the Property with responsibilities for managing, operating, maintaining, and servicing the Property and for the performance on behalf of FNF of all of its obligations with respect to the Property pursuant to the Master Lease Agreement and the Sublease;

     NOW, THEREFORE, in consideration of the mutual covenants and promises contained herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties, intending to be legally bound hereby, agree as follows:

     1. Appointment of Manager. Effective as of the date hereof, FNF hereby appoints the Manager as manager of the Property with the responsibilities and upon the terms and conditions outlined in this Agreement, and the Manager hereby accepts such appointment.


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     2. Manager's Responsibilities.

     2.1. Management of the Property.

          (a) The Manager shall perform the services for FNF hereunder in a professional and competent manner, using standards of performance consistent with its performance of such services for itself and as otherwise required pursuant to the terms of the Master Lease Agreement and the Sublease. The Manager shall use commercially reasonable efforts to properly protect and account for FNF's assets.

          (b) In connection with the management of the Property, the Manager shall duly and punctually perform and comply with, or cause to be performed or complied with, all of the obligations, terms and conditions required to be performed or complied with by FNF under the Master Lease Agreement and the Sublease (copies of which have been made available to the Manager) and, to the extent copies have been provided to the Manager, under any mortgages or deeds of trust affecting the Property, and any other agreements relating to the ownership, financing, development, management, operation, maintenance and servicing of the Property, including, without limitation (to the extent funds of FNF are available), the timely payment of all sums required to be paid thereunder, all to the end that FNF's interest in the Property and its interest as landlord under the Sublease shall be preserved and no default of FNF shall occur under any of such agreements, so that the Master Lease Agreement and the Sublease (as well as any other relevant agreements) shall remain in full force and effect, with no default by FNF. The Manager shall enforce the full performance of all obligations of Tenant under the Sublease and of the Lessors under the Master Lease Agreement.

          (c) In addition to providing the services specifically set forth in this Section 2.1 and in Section 2.2 and elsewhere in this Agreement, the Manager shall reasonably consider and accommodate such other services as FNF may reasonably request in connection with the Property on mutually agreeable terms, and provided that such other services do not negatively affect its ability to manage the other buildings on 601 Riverside Ave. in Jacksonville, Florida.

     2.2. Specific Management Services. Without limiting the generality of any other term or provision of this Agreement, the Manager shall provide the following services (the "Management Services"):

          (a) Collection and Handling of Money. The Manager shall bill and direct Tenant to pay directly to FNF all Rent, including all Base Rent and Additional Rental (as such terms are defined in the Sublease) and all other additional rents and other payments due from Tenant and any sums otherwise payable to FNF with respect to the Property, unless otherwise directed by FNF.

          (i) All sums collected by the Manager shall be deposited in accordance with instructions received from FNF from time to time. If required by law, the Manager shall, if applicable, establish separate accounts for holding tenants' security deposits, and funds in such accounts shall not be commingled with other funds of the Manager.


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          (ii) Within five business days after the end of each month, the
     Manager shall inform FNF of the anticipated expenses of the Property for the coming 60 days and, to the extent that FNF has not already provided the Manager with funds to cover the anticipated expenses, FNF shall remit to the Manager all amounts necessary in order to meet the anticipated expenses of the Property.

          (b) Taxes. To the extent funds of FNF are available, the Manager shall duly and punctually pay all real estate taxes and assessments payable with respect to the Property. Such payment shall be made prior to the time that any penalties or interest would accrue upon such taxes or assessments. The Manager shall inform FNF of any change in the amount of real property assessments or taxes relating to the Property. The Manager shall not undertake, nor is authorized to undertake, to provide any legal services with respect to property tax abatement or eminent domain proceedings.

          (c) Repairs and Maintenance. The Manager shall make all repairs and perform all maintenance on the buildings, grounds and other improvements of the Property necessary to maintain the Property in the manner required of FNF under the Master Lease Agreement and the Sublease and otherwise consistent with the same manner that Manager is repairing and maintaining the other properties on 601 Riverside Ave. Jacksonville, Florida. The Manager shall also perform or furnish any and all emergency repairs or reasonably identified services necessary for the preservation of the Property or to avoid the suspension of any service to the Property or danger to life or property. Emergency repairs or services may be made or furnished by the Manager without FNF's prior approval, but only if it is not reasonably feasible to secure such prior approval. In any event, the Manager shall, not later than five business days after performing or furnishing an emergency repair or service, notify FNF of the details and cost thereof.

          (d) Service Contracts. Subject to Section 3, the Manager shall enter into, in Manager's name (unless FNF otherwise directs), agreements for the furnishing to the Property of such utility, maintenance and other services and for the acquisition of such equipment and supplies as may be necessary for the management, operation, maintenance and servicing of the Property in accordance with this Agreement and FNF's obligations under the Master Lease Agreement and the Sublease.

          (e) Personnel. The Manager shall employ such personnel, as employees of the Manager and not of FNF, as may be necessary in order for the Manager to perform its obligations hereunder. All wages, salaries, fringe benefits, other salary expenses and payroll taxes with respect to said employees shall be paid by the Manager. The Manager shall comply with all laws relating to the employment of its employees, including, without limitation, those requiring workers' compensation insurance to cover all of the Manager's employees.

          (f) Other Services. The Manager shall perform all other services which are normally performed in connection with the operation and management of other building on 601 Riverside Ave., Jacksonville, Florida; and specifically, without limiting the generality of the foregoing, the Manager shall perform all services required to be provided to Tenant under the terms of the Master Lease Agreement and the Sublease.


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          (g) Compliance with Laws and Insurance Policy Requirements. The
Manager shall take such action as may be necessary to comply with all laws, rules and regulations and any and all known orders or requirements of any governmental authority having jurisdiction thereover affecting the management of the Property, including, without limitation, all laws, rules, regulations, orders and requirements relating to the use, generation, storage and disposal of hazardous wastes and materials and oil, and orders of the Board of Fire Underwriters and other similar bodies.

          (h) Notices. The Manager shall promptly deliver to FNF all notices received from Tenant, any mortgagee, ground lessor, contractor, subcontractor, governmental or official entity or any other party with respect to the Property, pursuant to the Master Lease Agreement, the Sublease or otherwise. The Manager may sign and serve in the name of FNF any and all notices required in connection with the proper performance by the Manager of the services hereunder.

          (i) Cooperation. The Manager shall give FNF all pertinent information and reasonable assistance in the defense or disposition of any claims, demands, suits or other legal proceedings which may be made or instituted by any third party against FNF which arise out of any matters relating to the Property, the Master Lease Agreement, the Sublease, this Agreement or the Manager's performance hereunder.

          (j) Tenant Relations. The Manager shall maintain business-like relations with the Lessors and the Tenant, receive requests, complaints and the like, from the Lessors and/or the Tenant and respond and act upon the foregoing in reasonable fashion. To insure full performance by Tenant of all of its obligations under the Sublease including, without limitation, those relating to the use, generation, storage or disposal of hazardous wastes and materials and oil, the Manager shall inspect the Property periodically, and, if appropriate, shall make demands on Tenant to perform its obligations under the Sublease. The Manager shall notify Tenant of all rules, regulations, and notices as may be promulgated by FNF, governing bodies and insurance carriers. The Manager shall obtain insurance certificates from Tenant evidencing compliance with the insurance requirements under the Sublease.

          (k) Inspections. The Manager shall perform periodic inspections of the Property, and report on such inspections to FNF. Such inspections shall include, without limitation, an evaluation of the compliance of the Property with all laws, rules and regulations governing the use, generation, storage and disposal of hazardous wastes and materials and oil. The Manager shall also periodically inspect the roof of the building within the Property.

          (l) Disaster Recovery. The Manager shall maintain a disaster recovery program for the Property, substantially consistent with the disaster recovery program in place for the other buildings and facilities located at 601 Riverside Avenue, Jacksonville, Florida. For the avoidance of doubt, the disaster recovery program maintained by the Manager may not include a business continuity program.

          (m) Response and Resolution. The Manager shall respond to and resolve any problems in connection with the services hereunder within a commercially reasonable period of


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time, using response and proposed resolution times consistent with its response and resolution of such problems for itself.

     2.3. Service Shortfalls and Force Majeure.

          (a) Service Shortfall. If FNF provides the Manager with written notice ("Shortfall Notice") of the occurrence of any Significant Service Shortfall (as defined herein), as determined by FNF in good faith, the Manager shall rectify such Significant Service Shortfall as soon as reasonably possible. For purposes hereof, a "Significant Service Shortfall" is deemed to have occurred if the timing or quality of performance of services provided by the Manager hereunder falls below the standard required by Sections 2.1 and 2.2; provided that the Manager's obligations under this Agreement shall be relieved to the extent, and for the duration of, any force majeure event as set forth in Section 2.3(b).

          (b) Force Majeure. Neither Party shall be held liable for any delay or failure in performance of any part of this Agreement from any cause beyond its reasonable control and without its fault or negligence, including, but not limited to, acts of God, acts of civil or military authority, embargoes, epidemics, war, terrorist acts, riots, insurrections, fires, explosions, earthquakes, hurricanes, tornadoes, nuclear accidents, floods, strikes, terrorism and power blackouts. Upon the occurrence of a condition described in this Section 2.3(b), the Party whose performance is prevented shall give written notice to the other Party, and the Parties shall promptly confer, in good faith, to agree upon equitable, reasonable action to minimize the impact, on both Parties, of such conditions.

     3. Approval of Contracts. The Manager may enter into on behalf of FNF any contract or agreement for equipment, supplies, services or any other item in the ordinary course of the management, operation, maintenance and servicing of the Property, such as, for example, involving the provision of utility, maintenance or other services or the furnishing of services to Tenant in the Property; provided, however, if any such contract involves a term of five (5) years or more or the expenditure or obligation on the part of FNF is in excess of $500,000 in the aggregate, then FNF upon written direction may require the Manager to first obtain and submit to FNF three competitive, written bids for the performance or furnishing of the same, and FNF shall have approved the awarding of such contract or agreement. All service contracts with a term of five (5) years or more shall contain a provision permitting FNF to terminate such contracts in the event FNF sells or transfers all or any portion of FNF's interest in the Property.

     4. Insurance.

     4.1. Damage to Property. The Manager shall cause to be maintained the following insurance against property damage to the Property:

          (a) All-risk coverage in an amount equal to full replacement cost, with an agreed amount endorsement or a waiver of co-insurance.

          (b) Boiler and machinery insurance, if required, and flood and earthquake insurance, if available, in each case in amounts not less than ten percent (10%) of value or as may otherwise be required by FNF.


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          (c) Building ordinance, demolition and increased cost of construction coverages.

          (d) Any additional insurance coverage required to be carried by FNF under the Master Lease Agreement or the Sublease or by any lender making a loan relating to the Property.

All of such insurance may be provided under a blanket policy, provided that such blanket policy will, in all events, provide FNF the protection against loss specified above. The insurance coverages required under this Section 4.1 shall in no event provide for deductibles in excess of $100,000 per occurrence, without the approval of FNF.

     4.2. Loss of Use of Property. The Manager shall maintain insurance against loss of rental income from the Property (or business interruption insurance, if applicable) which shall meet the following requirements:

               (i) The amount of such insurance shall equal the maximum actual loss which might be sustained if the Property were totally destroyed, but in no event less than the maximum Tenant economic obligations for a twelve-month period, less a deductible as may be approved by FNF.

               (ii) Such insurance shall include extra expense coverage, if applicable.

               (iii) Such insurance shall provide coverage against the perils insured against under Section 4.1.

               (iv) Such insurance shall contain an agreed amount endorsement or a waiver of co-insurance as specified by FNF.

     4.3. Liability Coverages. The Manager shall maintain, or cause to be maintained, liability insurance coverages relating to the Property as follows:

               (i) Comprehensive, broad form general liability insurance, in an amount not less than $1,000,000, combined single limit.

               (ii) Liability insurance for owned, hired or non-owned vehicles, in an amount not less than $1,000,000, combined single limit.

               (iii) Workers' compensation, as required by law, and employer's liability insurance in an amount not less than $1,000,000.

               (iv) The Manager shall maintain umbrella, or excess liability, coverage, in an amount not less than $5,000,000. Such insurance shall be in excess of all liability coverages required in the above subsections and maintained by the Manager.

               (v) Such additional insurance against other risks of loss to the Property as, from time to time, may be required by any lender making a loan relating to the Property or which may be deemed desirable by FNF or be required by law.


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All liability insurance policies shall be written on an occurrence basis. The required coverages may be provided by a blanket, multi-location policy, if such policy provides a separate aggregate limit per occurrence for the benefit of the Property.

     4.4. Fidelity Insurance. Employees of the Manager who handle or are responsible for funds of FNF shall be covered by fidelity insurance in an amount not less than $500,000.

     4.5. General Requirements.

          (a) Required Provisions. All insurance policies required this Section 4 shall (i) name FNF as named insureds, (ii) provide that any proceeds shall be paid to FNF, or to the Lessors pursuant to a mortgage endorsement if required by the Lessors, (iii) be issued by an insurer and be in a form and contain terms, all as approved by FNF, (iv) provide that such policies shall not be cancelled without at least 30 days' prior written notice to FNF.

          (b) Rating. All insurers providing the coverages specified in this
Section 4 shall be rated A-IX or better by Best's or such higher rating as may be required by the Lessors under the Master Lease Agreement.

          (c) Certificates of Insurance. The Manager shall provide FNF with certificates evidencing the insurance coverages required by this Section 4 prior to the commencement of any activity or operation which could give rise to a loss to be covered by such insurance. Each certificate shall state that at least 30 days' notice shall be given to FNF and prior to the amendment, termination or cancellation of any policy evidenced thereby. Replacement certificates shall be sent to FNF as policies are renewed, replaced or modified.

          (d) Investigation of Claims. The Manager shall promptly investigate and make a full, timely, written report to any insurance company providing coverage, with a copy to FNF, of all accidents, claims, or damage relating to the ownership, operation and maintenance of the Property, any damage or destruction to the Property and the estimated cost of repair thereof, and shall prepare any and all further reports required by any such insurance company in connection therewith. The Manager shall have no right to settle any claims, demands or liabilities, whether or not covered by insurance, exceeding $100,000, without the prior written consent of FNF.

     5. Records and Reports.

     5.1. Records. The Manager shall maintain a comprehensive system of office records, books and accounts, which if dedicated to the Property shall be the property of FNF. FNF and its representatives shall, at all times, have access to and the ability to copy such records, books, and accounts and to all vouchers, files and all other materials pertaining to the Property and this Agreement, all of which the Manager agrees to keep safe, available and separate from any records not relating to the Property. The Manager will cooperate with and give reasonable assistance to any accountant or other person designated by FNF to examine such records.

     5.2. Semi-Annual Reports. On a semi-annual basis, the Manager shall provide FNF with the following reports for the preceding six months for the Property as a whole.


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          (a) Accounting Reports. A balance sheet as of the end of the preceding quarter and any other statements reasonably requested by FNF.

          (b) Variance Reports. Reports providing details of and discussing any positive or negative variances in excess of the greater of (i) 10% from the annual budget for total expenses of the Property for the preceding six months or
(ii) $250,000 over the annual budget allocable to FNF for the preceding six months. In addition, if it is expected that any such positive or negative variance will continue or if a positive or negative variance of such magnitude in any revenue expense or capital expenditure line item is anticipated, details shall be provided and discussed.

          (c) Capital Expenditure Reports. Reports providing details of capital expenditures for the preceding six months and for the remainder of the calendar year, itemized by type of capital expenditure.

          (d) Forecast. If requested by FNF, the Manager shall provide a statement setting forth in detail, as requested by FNF, the estimated FNF revenues, expenses, capital expenditures with respect to the Property, on a cash basis, for each of the remaining quarters of the calendar year. The Manager shall also set forth on a semi-annual basis the estimated cash flow to FNF.

          (e) Book and Tax Projections. If requested by FNF, the Manager shall consult with FNF's accountant regarding projections of the current year's net income or loss on a tax basis, together with statements supporting the calculation of these protections.

     5.3. Annual Reports. Within 90 days after the end of each calendar year, the Manager shall deliver to FNF profit and loss statements showing all revenues, expenses and the results of operations for the immediately preceding year, and a balance sheet of the development as of the end of such year in accordance with generally accepted accounting principles.

     5.4. Annual Management Plan. No later than December 1st of each year, or such other date specified in a written notice from FNF to the Manager, the Manager shall submit to FNF, for FNF's written approval, proposed budgets and operating plans (the "Annual Management Plan") for the Property, setting forth in such detail as may be requested by FNF the estimated expense of the Property for the next fiscal year, including, without limitation, the amount of real estate taxes, assessments, and maintenance and other expenses relating to the Property, whether for operations or capital improvements, and a description of the services to be provided hereunder by the Manager during next fiscal year. The Manager shall provide such other financial data and other information as may reasonably be requested by FNF. FNF reserves the right to reject, amend or modify the Annual Management Plans as FNF may reasonably deem appropriate.

     6. Compensation for Services.

     6.1. Management Fee. FNF shall pay to the Manager as compensation for the services hereunder an annual management (the "Management Fee"), equal to $20.19 per rentable square foot per annum, payable in arrears and paid in monthly installments of $440,034.31 on the fifteenth (15th) day of each calendar month at such place as FNF may direct, as and to the extent


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collected from Tenant's monthly installments of Rent, Base Rent or Additional
Rental. The Management Fee is intended fully to compensate the Manager for the services provided under this Agreement.

     6.2. Monthly Statements. Within 30 days after the end of each calendar month, the Manager shall prepare and deliver to FNF a monthly summary statement (each a "Monthly Property Management Cost Summary Statement") setting forth all of the costs owing by FNF to the Manager. For sake of clarification, the Parties acknowledge that unless and until the Parties agree otherwise, all Monthly Property Management Cost Summary Statements required hereunder shall be incorporated into and be a part of the respective Monthly Summary Statement referred to in the Amended and Restated Corporate Services Agreement dated as of October 23, 2006 (the "CSA") between FNF and FIS, and in the Amended and Restated Reverse Corporate Services Agreement dated as of October 23, 2006 (the "RCSA") between FIS and FNF. The parties contemplate that (i) one Monthly Summary Statement will be prepared by FNF with respect to all expenses, costs and fees attributable or allocable to FIS and its subsidiaries under all agreements between FNF and/or its subsidiaries, on the one hand, and FIS and/or its subsidiaries, on the other, incurred during the preceding calendar month,
(ii) one Monthly Summary Statement will be prepared by FIS with respect to all expenses, costs and fees attributable or allocable to FNF and its subsidiaries under all agreements between FIS and/or its subsidiaries, on the one hand, and FNF and/or its subsidiaries, on the other, incurred during the preceding calendar month, and (iii) FNF (on behalf of itself and its subsidiaries) and FIS (on behalf of itself and its subsidiaries) will offset the amounts owing, as shown on the Monthly Summary Statements for the same month, so that the net amount owing from the applicable party can be determined. The Parties further contemplate that the net amount owing under the Monthly Summary Statements, including without limitation, the net amount owing with respect to the costs owing under this Agreement, shall be paid in full by the applicable party within ten (10) business days after presentation of each of the Monthly Summary Statements for each month, all in accordance with and subject to the terms and conditions set forth in the CSA and the RCSA.

     7. Expenses.

     7.1. Expense of FNF. All payments made or expenses incurred by the Manager in the performance of the services hereunder shall be paid or reimbursed by FNF, as more fully described in Schedule A.

     7.2. Payment by the Manager. The Manager shall make all payments required of FNF under Section 2.2.(b) of this Agreement, and all payments for real property taxes, repairs and maintenance costs incurred and equipment and supply purchases made in accordance with this Agreement, and under contracts existing prior to the effective date of this Agreement or approved or authorized pursuant to this Agreement, but only if such payments will not cause the annual expenditure to exceed the approved budget (as set forth in the Annual Management
Plan) by 5% or more, in which event Manager shall not make such payment without FNF's prior consent; provided, however, that the Manager shall notify FNF of any annual expenditure which exceeds the approved budget for such line item prior to making any such expenditure. However, in the case of casualty, breakdown in machinery or other similar emergency, the Manager may make payments for repairs, maintenance, equipment or supplies in excess of such authorization


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amounts if, in the reasonable opinion of the Manager, emergency action prior to written approval is necessary to prevent additional damage or a greater total expenditure, to protect the Property from damage or to prevent a default on the part of FNF under the Master Lease Agreement or the Sublease or under a mortgage affecting the Property.

     7.3. Source of Payment. Any authorized payments made by the Manager on behalf of FNF shall be made out of such funds as the Manager may from time to time hold for the account of FNF or as may be provided by FNF. FNF shall maintain in the bank account or accounts maintained by the Manager pursuant to this Agreement an amount sufficient to enable the Manager to perform its duties hereunder, and the Manager shall notify FNF, in advance, of any foreseeable deficiency of the funds in such accounts. If the Manager shall voluntarily advance for FNF's account any amount for the payment of any authorized expenses, FNF shall, upon notice from the Manager, promptly reimburse the Manager therefor, without interest.

     8. Limitation of Liability

     8.1. LIMITATION OF LIABILITY. THE LIABILITY OF EITHER PARTY FOR A CLAIM ASSERTED BY THE OTHER PARTY BASED ON BREACH OF ANY COVENANT, AGREEMENT OR UNDERTAKING REQUIRED BY THIS AGREEMENT SHALL NOT EXCEED, IN THE AGGREGATE, THE FEES PAYABLE BY FNF TO THE MANAGER DURING THE ONE (1) YEAR PERIOD PRECEDING THE BREACH UNDER THIS AGREEMENT; PROVIDED THAT SUCH LIMITATION SHALL NOT APPLY IN RESPECT OF ANY CLAIMS BASED ON A PARTY'S (i) GROSS NEGLIGENCE, (ii) WILLFUL MISCONDUCT, (iii) IMPROPER USE OR DISCLOSURE OF CUSTOMER INFORMATION, (iv) VIOLATIONS OF LAW, OR (v) INFRINGEMENT OF THE INTELLECTUAL PROPERTY RIGHTS OF A PERSON OR ENTITY WHO IS NOT A PARTY HERETO OR THE SUBSIDIARY OR AFFILIATE OF A PARTY HERETO.

     8.2. DAMAGES. NEITHER PARTY SHALL BE LIABLE TO THE OTHER FOR ANY INDIRECT, SPECIAL, PUNITIVE, OR CONSEQUENTIAL DAMAGE OF ANY KIND WHATSOEVER; PROVIDED, HOWEVER, THAT TO THE EXTENT AN INDEMNIFIED PARTY UNDER SECTION 9 IS REQUIRED TO PAY ANY SPECIAL, INCIDENTAL, INDIRECT, COLLATERAL, CONSEQUENTIAL OR PUNITIVE DAMAGES OR LOST PROFITS TO A PERSON OR ENTITY WHO IS NOT A PARTY OR A SUBSIDIARY OR AFFILIATE OF THE INDEMNIFIED PARTY IN CONNECTION WITH A THIRD PARTY CLAIM, SUCH DAMAGES WILL CONSTITUTE DIRECT DAMAGES AND WILL NOT BE SUBJECT TO THE LIMITATION SET FORTH IN THIS SECTION 8.

     9. Indemnification.

     9.1. Indemnification Obligations. Subject to Section 8, FNF will indemnify, defend and hold harmless the Manager (and its Subsidiaries), each of their respective past and present directors, officers, employees, agents, consultants, advisors, accountants and attorneys ("Representatives"), and each of their respective successors and assigns (collectively, the "Manager Indemnified Parties") from and against any and all Damages (as defined below) incurred or suffered by the Manager Indemnified Parties arising or resulting from the provision of services hereunder, which Damages shall be reduced to the extent of:


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               (i) Damages caused or contributed to by the Manager's negligence, willful misconduct or violation or law; or

               (ii) Damages caused or contributed to by a breach of this Agreement by the Manager.

"Damages" means, subject to Section 8 hereof, all losses, claims, demands, damages, liabilities, judgments, dues, penalties, assessments, fines (civil, criminal or administrative), costs, liens, forfeitures, settlements, fees or expenses (including reasonable attorneys' fees and expenses and any other expenses reasonably incurred in connection with investigating, prosecuting or defending a claim or Action).

     9.2. Limitation of Indemnification Liability. Except as set forth in this
Section 9.2, the Manager will have no liability to FNF for or in connection with any of the services rendered hereunder or for any actions or omissions of the Manager in connection with the provision of any services hereunder. Subject to the provisions hereof and subject to Section 8, the Manager will indemnify, defend and hold harmless FNF, each Subsidiary and Affiliate of FNF, each of their respective past and present Representatives, and each of their respective successors and assigns (collectively, the "FNF Indemnified Parties") from and against any and all Damages incurred or suffered by the FNF Indemnified Parties arising or resulting from either of the following:

               (i) any claim that the Manager's use of the software or other intellectual property used to provide the services, or any results and proceeds of such services, infringes, misappropriates or otherwise violates any United States patent, copyright, trademark, trade secret or other intellectual property rights; provided, that such intellectual property indemnity shall not apply to the extent that any such claim arises out of any modification to such software or other intellectual property made by FNF without the Manager's authorization or participation, or

               (ii) the Manager's gross negligence, willful misconduct, improper use or disclosure of customer information or violations of law;

provided, that in each of the cases described in subclauses (i) and (ii) above, the amount of Damages incurred or sustained by FNF shall be reduced to the extent such Damages shall have been caused or contributed to by any action or omission of FNF in amounts equal to FNF's equitable share of such Damages, determined in accordance with its relative culpability for such Damages or the relative fault of FNF or its Subsidiaries.

     9.3. Indemnification Procedures.

          (a) Claim Notice. A Party that seeks indemnity under this Section 9 (an "Indemnified Party") will give written notice (a "Claim Notice") to the Party from whom indemnification is sought (an "Indemnifying Party"), whether the Damages sought arise from matters solely between the Parties or from Third Party Claims. The Claim Notice must contain (i) a description and, if known, estimated amount (the "Claimed Amount") of any Damages incurred or reasonably expected to be incurred by the Indemnified Party, (ii) a reasonable explanation of the basis for the Claim Notice to the extent of facts then known by the Indemnified Party, and (iii) a demand for payment of those Damages. No delay or deficiency on


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

the part of the Indemnified Party in so notifying the Indemnifying Party will relieve the Indemnifying Party of any liability for Damages or obligation hereunder except to the extent of any Damages caused by or arising out of such failure.

          (b) Response to Notice of Claim. Within thirty (30) days after delivery of a Claim Notice, the Indemnifying Party will deliver to the Indemnified Party a written response in which the Indemnifying Party will either: (i) agree that the Indemnified Party is entitled to receive all of the Claimed Amount and, in which case, the Indemnifying Party will pay the Claimed Amount in accordance with a payment and distribution method reasonably acceptable to the Indemnified Party; or (ii) dispute that the Indemnified Party is entitled to receive all or any portion of the Claimed Amount, in which case, the Parties will resort to the dispute resolution procedures set forth in
Section 11.

          (c) Contested Claims. In the event that the Indemnifying Party disputes the Claimed Amount, as soon as practicable but in no event later than ten (10) days after the receipt of the notice referenced in Section 9.3(b)(ii) hereof, the Parties will begin the process to resolve the matter in accordance with the dispute resolution provisions of Section 11. Upon ultimate resolution thereof, the Parties will take such actions as are reasonably necessary to comply with such agreement or instructions.

          (d) Third Party Claims.

               (i) In the event that the Indemnified Party receives notice or otherwise learns of the assertion by a person or entity who is not a Party hereto or a Subsidiary or Affiliate of a Party hereto of any claim or the commencement of any action (a "Third-Party Claim") with respect to which the Indemnifying Party may be obligated to provide indemnification under this
Section 9, the Indemnified Party will give written notification to the Indemnifying Party of the Third-Party Claim. Such notification will be given within fifteen (15) days after receipt by the Indemnified Party of notice of such Third-Party Claim, will be accompanied by reasonable supporting documentation submitted by such third party (to the extent then in the possession of the Indemnified Party) and will describe in reasonable detail (to the extent known by the Indemnified Party) the facts constituting the basis for such Third-Party Claim and the amount of the claimed Damages; provided, however, that no delay or deficiency on the part of the Indemnified Party in so notifying the Indemnifying Party will relieve the Indemnifying Party of any liability for Damages or obligation hereunder except to the extent of any Damages caused by or arising out of such failure. Within twenty (20) days after delivery of such notification, the Indemnifying Party may, upon written notice thereof to the Indemnified Party, assume control of the defense of such Third-Party Claim with counsel reasonably satisfactory to the Indemnified Party. During any period in which the Indemnifying Party has not so assumed control of such defense, the Indemnified Party will control such defense.

               (ii) The Party not controlling such defense (the "Non-controlling Party") may participate therein at its own expense.

               (iii) The Party controlling such defense (the "Controlling Party") will keep the Non-controlling Party reasonably advised of the status of such Third-Party Claim and the defense thereof and will consider in good faith recommendations made by the Non-controlling


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

Party with respect thereto. The Non-controlling Party will furnish the Controlling Party with such Information as it may have with respect to such Third-Party Claim (including copies of any summons, complaint or other pleading which may have been served on such Party and any written claim, demand, invoice, billing or other document evidencing or asserting the same) and will otherwise cooperate with and assist the Controlling Party in the defense of such Third-Party Claim.

               (iv) The Indemnifying Party will not agree to any settlement of, or the entry of any judgment arising from, any such Third-Party Claim without the prior written consent of the Indemnified Party, which consent will not be unreasonably withheld or delayed; provided, however, that the consent of the Indemnified Party will not be required if (A) the Indemnifying Party agrees in writing to pay any amounts payable pursuant to such settlement or judgment, and
(B) such settlement or judgment includes a full, complete and unconditional release of the Indemnified Party from further Liability. The Indemnified Party will not agree to any settlement of, or the entry of any judgment arising from, any such Third-Party Claim without the prior written consent of the Indemnifying Party, which consent will not be unreasonably withheld or delayed.

     10. Term and Termination.

     10.1. Term. The term of this Agreement commenced on the date hereof, and shall continue through December 31, 2007, and for successive periods of one year thereafter, unless terminated pursuant to Sections 10.2 or 10.3 of this Agreement.

     10.2. Termination by FNF.

          (a) For Cause. FNF may terminate this Agreement, upon receipt by the Manager of 30 days' prior written notice of FNF's election to do so, if:

               (i) in FNF's reasonable judgment, the Manager has not managed the Property in accordance with the provisions of Sections 2.1 and 2.2 above, or has otherwise defaulted in the performance of its obligations hereunder, and has not remedied or cured the facts giving rise to FNF's right to terminate under this subsection within thirty days after receipt of written notice from FNF specifying such facts;

               (ii) a receiver, liquidator or trustee of the Manager shall be appointed by court order, or a petition to liquidate or reorganize the Manager shall be filed against the Manager under any bankruptcy, reorganization or insolvency law and such order or petition is not vacated or dismissed within 60 days, or the Manager shall file a petition in bankruptcy or request a reorganization under any provision of the bankruptcy, reorganization or insolvency laws, or if the Manager shall make an assignment for the benefit of its creditors, or if the Manager is adjudicated a bankrupt;

               (iii) there is any damage or destruction to the Property and FNF elects not to rebuild or restore the Property, or there is a taking by condemnation, or similar proceeding, of a substantial portion of the Property; or

               (iv) FNF shall, at any time, sell or otherwise transfer all or any portion of its interest in the Property.

          (b) Without Cause. Upon 90 days' prior written notice to the Manager, FNF may terminate this Agreement at any time, in its sole discretion, without cause of any kind.

     10.3. Termination by the Manager.

          (a) For Cause. The Manager may terminate this Agreement, by 60 days' prior written notice to FNF, if FNF has defaulted in its obligations hereunder, and has not cured such default within 30 days after receipt of written notice from the Manager specifying such default.

          (b) Without Cause. Upon 90 days' prior written notice to FNF, the Manager may terminate this Agreement at any time, in its sole discretion, without cause of any kind.

     10.4. Manager's Obligations after Termination. Upon the expiration or termination of this Agreement pursuant to Section 10.2 or 10.3, the Manager shall:

          (a) deliver to FNF, or to such other person or persons designated by FNF, copies of all dedicated books and records of the Property and all funds in the possession of the Manager belonging to FNF or received by the Manager pursuant to the terms of this Agreement;

          (b) deliver to FNF any and all funds of FNF on hand or in any bank account, including all security deposits of tenants, if not previously delivered to FNF, less any unpaid compensation due to the Manager pursuant to this Agreement, and less any other reimbursements due to the Manager under this Agreement;

          (c) deliver to FNF, as received, any funds due to FNF under this Agreement but received after such termination;

          (d) deliver to FNF all materials, supplies, keys, contracts, documents, plans, specifications, promotional materials and other materials dedicated to the Property; and

          (e) assign, transfer or convey to such person or persons all service contracts and personal property dedicated to or used exclusively in the operation and maintenance of the Property, except any personal property which was paid for and is owned by the Manager. The Manager shall, at its cost and expense, remove all signs that it may have placed at the Property indicating that it is the Manager of the Property and repair and restore any damage resulting therefrom. The Manager shall also, for a period of 90 days after such expiration or termination, make itself available to consult with and advise FNF, or such other person or persons designated by FNF, regarding the operation and maintenance of the Property.

The Manager shall be reimbursed for all actual costs and out of pocket expenses incurred by it in connection with any such termination and the transition to a new manager for the Property, provided that the Manager shall use its reasonable commercial efforts to mitigate such costs and expenses.

     11. Dispute Resolution.

     11.1. Amicable Resolution. The Parties mutually desire that friendly collaboration will continue between them. Accordingly, they will try to resolve in an amicable manner all disagreements and misunderstandings connected with their respective rights and obligations under this Agreement, including any amendments hereto. In furtherance thereof, in the event of any dispute or disagreement (a "Dispute") between the Parties in connection with this Agreement (including, without limitation, the standards of performance, delay of performance or non-performance of obligations, or payment or non-payment of fees hereunder), then the Dispute, upon written request of either Party, will be referred for resolution to the president (or similar position) of the division implicated by the matter for each Party, which presidents will have fifteen (15) days to resolve such Dispute. If the presidents of the relevant divisions for each Party do not agree to a resolution of such Dispute within fifteen (15) days after the reference of the matter to them, such presidents of the relevant divisions will refer such matter to the president of each Party for final resolution. Notwithstanding anything to the contrary in this Section 11, any amendment to the terms of this Agreement may only be effected in accordance with
Section 12.6.

     11.2. Arbitration. In the event that the Dispute is not resolved in a friendly manner as set forth in Section 11.1, either Party involved in the Dispute may submit the dispute to binding arbitration pursuant to this Section
11.2. All Disputes submitted to arbitration pursuant to this Section 11.2 shall be resolved in accordance with the Commercial Arbitration Rules of the American Arbitration Association, unless the Parties involved mutually agree to utilize an alternate set of rules, in which event all references herein to the American Arbitration Association shall be deemed modified accordingly. Expedited rules shall apply regardless of the amount at issue. Arbitration proceedings hereunder may be initiated by either Party making a written request to the American Arbitration Association, together with any appropriate filing fee, at the office of the American Arbitration Association in Orlando, Florida. All arbitration proceedings shall be held in the city of Jacksonville, Florida in a location to be specified by the arbitrators (or any place agreed to by the Parties and the arbitrators). The arbitration shall be by a single qualified arbitrator experienced in the matters at issue, such arbitrator to be mutually agreed upon by the Parties. If the Parties fail to agree on an arbitrator within thirty (30) days after notice of commencement of arbitration, the American Arbitration Association shall, upon the request of either Party to the Dispute, appoint the arbitrator. Any order or determination of the arbitral tribunal shall be final and binding upon the Parties to the arbitration as to matters submitted and may be enforced by either Party to the Dispute in any court having jurisdiction over the subject matter or over either Party. All costs and expenses incurred in connection with any such arbitration proceeding (including reasonable attorneys' fees) shall be borne by the Party incurring such costs. The use of any alternative dispute resolution procedures hereunder will not be construed under the doctrines of laches, waiver or estoppel to affect adversely the rights of either Party.

     11.3. Non-Exclusive Remedy. Nothing in this Section 11 will prevent either Party from immediately seeking injunctive or interim relief in the event (i) of any actual or threatened breach of confidentiality or (ii) that the Dispute relates to, or involves a claim of, actual or threatened infringement of intellectual property. All such actions for injunctive or interim relief shall be brought in a court of competent jurisdiction. Such remedy shall not be deemed to be the


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

exclusive remedy for breach of this Agreement, and further remedies may be pursued in accordance with Section 11.1 and Section 11.2 above.

     11.4. Commencement of Dispute Resolution Procedure. Notwithstanding anything to the contrary in this Agreement, the Parties, but none of their respective Subsidiaries or Affiliates, are entitled to commence a dispute resolution procedure under this Agreement, whether pursuant to this Section 11 or otherwise, and each Party will cause its respective Affiliates not to commence any dispute resolution procedure other than through such Party as provided in this Section 11.

     11.5. Compensation. FNF shall continue to make all payments due and owing under Section 6 for services not the subject of a Dispute and shall not off-set such fees by the amount of fees that are the subject of the Dispute.

     12. Miscellaneous.

     12.1. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the Florida, without regard to the conflicts of laws provisions thereof.

     12.2. Counterparts. This Agreement may be executed in one or more counterparts, which together shall constitute one and the same instrument.

     12.3. Successors, Assigns and Affiliates. This Agreement shall be binding upon, and shall inure to the benefit of, the Parties and their respective successors, assigns and affiliates. This Agreement is a contract for the personal services of the Manager, and the Manager may not assign this Agreement without FNF's prior written approval, which may be withheld in the sole discretion of FNF.

     12.4. Notices. Any notice or other communication to be given or made under this Agreement ("Notice") shall be in writing and shall be deemed received (i) when delivered personally, (ii) when sent by facsimile, if confirmed by overnight courier service delivered the next day, (iii) on the third business day following the sending thereof by overnight courier service, or (iv) on the third business day following the sending thereof by registered or certified mail, return receipt requested. All Notices shall be addressed to the addresses of the Party, or sent by facsimile to their facsimile numbers, as set forth on the signature pages hereof.

     12.5. Entire Agreement. This Agreement contains the entire Agreement among the Parties with respect to the subject matter hereof, and supersedes all prior agreements and understandings, oral or written, between the Parties with respect thereto.

     12.6. Amendments, Consents and Approvals. This Agreement may be amended only by an instrument in writing agreed to by each of the Parties hereto. To be effective, consents and approvals must be in writing.

     12.7. No Waiver. The failure of FNF to seek redress for breach, or to insist upon the strict performance of any covenant, agreement, provision or condition of this Agreement, shall not constitute a waiver thereof, and FNF shall have all remedies provided herein and by applicable law with respect to any subsequent act which would have originally constituted a breach.

     12.8. No Agency. The Manager is an independent contractor and, as such, shall be solely responsible for all of its employees, for the supervision of all persons performing services in connection with the performance of all of FNF's obligations relating to the maintenance and operation of the Property, and for determining the manner and time of performance of all acts hereunder. Nothing herein contained shall be construed to establish the Manager as an agent of FNF, or to create a joint venture or partnership between the Manager and FNF.

     12.9. Effectiveness. Notwithstanding the date hereof, this Agreement shall become effective as of the date and time that the merger under the Agreement and Plan of Merger dated as of June 25, 2006 as previously amended and as amended and restated as of September 12, 2006 (as so amended and restated, the "FIS Merger Agreement"), between Fidelity National Financial, Inc. and FIS, is effective and the transactions contemplated thereby are consummated.

                           [signature page to follow]

     IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed on their behalf by their duly authorized representatives as of the date first set forth above.

                                        FIDELITY NATIONAL TITLE GROUP, INC.


                                        By /s/ Anthony J. Park
                                           -------------------------------------
                                           Anthony J. Park
                                           Executive Vice President and
                                           Chief Financial Officer

                                           Address: 601 Riverside Avenue
                                                    Jacksonville, Florida  32204
                                                    Attention: General Counsel


                                        FIDELITY NATIONAL INFORMATION SERVICES,
                                        INC.


                                        By /s/ Michael L. Gravelle
                                           -------------------------------------
                                           Michael L. Gravelle
                                           Executive Vice President - Legal

                                           Address: 601 Riverside Avenue
                                                    Jacksonville, Florida  32204
                                                    Attention: General Counsel



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